Exhibit 99.k

                                                       KATHLEEN A. MCGAH
                                                       Deputy General Counsel
                                                       Travelers Life & Annuity
                                                       One Cityplace, 18 CP
                                                       Hartford, CT  06103
                                                       TELEPHONE: (860) 308-6894
                                                       FAX: (860) 308-5155

                                                          May 25, 2004


The Travelers Insurance Company
The Travelers Fund UL III for Variable Life Insurance
One Cityplace
Hartford, Connecticut 06103

Gentlemen:

         With reference to the Registration Statement, File No. 333-113533, on Form N-6 filed by The Travelers Insurance Company and The Travelers Fund UL III for Variable Life Insurance with the Securities and Exchange Commission covering variable life insurance policies, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

       1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable life insurance policies by the Insurance Commission of the State of Connecticut.

       2. The Travelers Fund UL III for Variable Life Insurance is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

       3. The variable life insurance policies covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company and The Travelers Fund UL III for Variable Life Insurance.

       4. Assets of The Travelers Fund UL III for Variable Life Insurance are not chargeable with liabilities arising out of any other business The Travelers Insurance Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                                 Very truly yours,


                                                 /s/Kathleen A. McGah
                                                 Deputy General Counsel
                                                 The Travelers Insurance Company